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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Monsanto Company on Amendment No. 1 to Registration No. 333-73233 on Form S-4 of our report dated February 26, 1999, incorporated by reference in the Annual Report on Form 10-K of Monsanto Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
May 6, 1999